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                                                                  Option #______

Effective Date:_____________,20___       Termination Date:_______________, 20___

                  NON-QUALIFIED STOCK OPTION TO PURCHASE SHARES
                                 OF COMMON STOCK

                                       of

                        CROWN CASTLE INTERNATIONAL CORP.

                       (Incorporated Under the Law of the
                               State of Delaware)


This document certifies that, for value received, [OPTION GRANTEE'S NAME] ("Holder") is entitled, subject to the terms and conditions set forth herein, to purchase from CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation ("Company"), an aggregate of [number of option shares] fully paid and nonassessable shares of the common stock, $.01 par value, of the Company (such shares of the Company's common stock being herein called the "Option Shares" and all shares of the Company's common stock being herein called the "Stock"), upon payment of the purchase price of [purchase price per share in US dollars ($ amount)] per Option Share (the "Purchase Price"), at any time after the date hereof ("Effective Date") and on or before 5:00 P.M. (Houston time) [option termination date] ("Termination Date"), subject to the provisions of this Option ("Option"). The number and character of the Option Shares covered hereby and the Purchase Price thereof are subject to restrictions and adjustments as provided herein. This Option is granted to the Holder pursuant to the 2001 Stock Incentive Plan ("Plan") of the Company. This Option is subject to all the terms of the Plan and this Option Agreement. This option is a non-qualified stock option ("NSO") taxable pursuant to Section 83 of the Internal Revenue Code of 1986, as amended ("Code").

1. Exercise of Option. Upon delivery of written notice to the Company setting forth the number of Option Shares with respect to which this Option is being exercised in the manner described in Section 16 and accompanied by payment in form and substance satisfactory to it, or by shares of Stock valued at the fair market value of the Stock on the date of exercise as determined in accordance with the Plan (subject to the limitations in Section 2 below), to the Company of the Purchase Price for the Option Shares to be purchased, the Company shall promptly issue one or more certificates evidencing the number of Option Shares being purchased. This Option may be exercised either in whole or in part and, if in part, from time to time in part; provided, however, that this Option may not be exercised for less than 100 Option Shares (or such lesser number of vested Option Shares as is covered by this Option); and, provided further, that this Option may only be exercised by the Holder for the purchase of whole Option Shares and not fractions thereof unless the Company otherwise agrees.

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The Company agrees that the Option Shares so purchased shall be and are deemed to be issued to the Holder hereof as the record owner of such Option Shares as of the close of business (or an earlier reasonable deadline timeframe taking into account the stock is publicly traded) on the date on which this Option shall have been exercised and payment made for such Option Shares as aforesaid.

2. Payment for Stock. Payment for shares of Stock purchased pursuant to this Option shall be made in full. Payment for shares of Stock purchased under this Option may be made in cash, Stock or a combination of cash and Stock. In the event that Stock is utilized in consideration for the purchase of Stock upon the exercise of this Option, then such Stock shall be valued as provided in the Plan.

Notwithstanding the above, if shares of Stock are listed on a national exchange in the United States, a sufficient number of Shares acquired upon exercise of the Option may be sold by the Committee (as defined in the Plan) (including its agent) to satisfy any unpaid obligation of the Holder relating to exercise of the Option including, without limitation, any purchase price or withholding obligation. The Committee may elect the above payment method in lieu of accepting Stock as payment for exercise of the Option.

3. Reservation of Stock. The Company covenants and agrees that (a) it has or will at all appropriate times, so long as this Option is outstanding, reserve and keep available out of its treasury Stock and/or authorized but unissued Stock, solely for the purpose of issuing Option Shares, from time to time, upon the exercise of this Option, an adequate number of shares of Stock for delivery at the times and in the manner provided herein upon exercise of this Option; (b) the Option Shares delivered upon exercise of this Option shall be validly issued and outstanding and fully paid and nonassessable shares of Stock; and (c) it will pay when due any and all federal and state original issue or similar taxes which may be payable in respect of the issuance of this Option or of any shares of Stock upon exercise of this Option. The Company shall not be required to pay any transfer tax which may be payable with respect to any transfer of this Option, the issuance of certificates of Stock in a name other than that of the registered Holder of this Option or any transfer of Option Shares, all such tax being payable by the Holder.

4. Restrictions on Transfer. Except as otherwise herein provided, the Option shall not be transferable otherwise than by (i) will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Option may be exercised, during the lifetime of the Holder, only by the Holder or a permitted transferee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided herein), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect. Notwithstanding the above, an Option which is an NSO may be assigned or transferred by (i) a Holder which is an outside director to the employer of such director or (ii) a Holder which is a natural person (including any permitted transferee as provided below) to (a) the Holder's spouse, children or grandchildren


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(including adopted children, stepchildren and grandchildren) ("Family Member"),
(b) a trust for the benefit of Holder and Holder's Family Members, (c) a partnership or limited liability companywhose only partners or shareholders (i.e. members) are the Holder and Family Members of the Holder; provided, that the transfer or assignment of the Option must comply with any applicable federal or state securities laws or any other applicable law or regulation thereunder.

5. Changes in the Company's Capital Structure. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, Stock, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to this Option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same consideration, the same total number and class of shares or other securities as [he/she] would have received had [he/she] exercised this Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares reserved for issuance pursuant to this Option shall be adjusted by substituting for the total number and class of shares of stock then reserved that number and class of shares of stock and other securities that would have been received by the holder of an equal number of outstanding shares of stock as a result of the event requiring the adjustment.

After a merger of one or more corporations or other entities into the Company, or after a consolidation of the Company and one or more corporations or other entities in which the Company shall be the surviving corporation, the Holder shall, at no additional cost, be entitled upon exercise of this Option to receive (subject to any required action by stockholders) in lieu of the Option Shares, the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, [he/she] had been the holder of record of the Option Shares.

If the Company is merged into or consolidated with another corporation or entity under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation or entity while this Option is outstanding,
(i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, the Holder shall be entitled, upon exercise of this Option, to receive, in lieu of the Option Shares, shares of such stock or other securities as the holders of shares of Stock received pursuant to the terms of the merger, consolidation or sale, or
(ii) this Option may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale provided (x) notice of such cancellation shall


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be given to the Holder and (y) the Holder shall have the right to exercise this
Option in full as to the vested amount (including any amount which would otherwise vest upon a change in control of the Company if the contemplated transaction will cause a change in control and subject to such transaction being consummated) during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition. The Committee may provide any other alternative provided for in Section XI(c) of the Plan.

Except as hereinbefore expressly provided, the issuance by the Company of shares of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of stock rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, this Option.

6. Vesting. The Holder's rights and interest pursuant to this Option shall vest and be exercisable in the following share amounts as of each indicated Service Date. Service Date means the indicated date below (or in the Option Certificate); provided, that on such date the Holder is a full-time employee or director of the Company or an Affiliate (as defined in the Plan). This Option shall terminate as to any amount not vested at the time such Holder's involvement as a full-time employeeor director with the Company and Affiliates is terminated, whether by dismissal, death, disability or otherwise. Vesting of this Option as of the indicated Service Date is in accordance with the terms in the Option Certificate for this Option.

Further, this Option shall vest and be exercisable pursuant to any other provisions or restrictions in the Option Certificate for this Option.

7. Exercisability. This Option shall be exercisable only by the Holder while he or she is an employee or directorof or to the Company (including a subsidiary or affiliates) except that (A)(i) so long as the Option is otherwise exercisable, it may be exercised by the personal representative of the deceased Holder within 12 months after the death of the Holder and (ii) if the Holder terminates his employment and directorship with the Company (including its Affiliates), the Holder may exercise any Option which is otherwise exercisable at any time within three (3) months of such date of termination (within 12 months if termination is the result of disability within the meaning of Section 22(e)(3) of the Code). If the Holder should die during the applicable three month period following the date of such Holder's termination, the rights of the personal representative of the deceased Holder as such relate to the Options granted to the deceased Holder shall be governed in accordance with clause (i) of the immediately preceding sentence. Termination of employment means the Holder is no longer an employee, director or consultant with or to the Company (including any subsidiary or affiliate of the Company).

8. Notices of Record Date. In the event of (a) any taking by the Company of a record of the holders of Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or


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merger of the Company with or into any other person, or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will use reasonable commercial efforts to send or cause to be sent to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Stock shall be entitled to exchange their shares of Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. The Company shall use reasonable commercial efforts to send such notice to the Holder at least 10 days prior to the date therein specified: provided that the Company shall have no liability of any nature for failing to satisfy any obligation pursuant to this Section 8.

9. Fractional Shares. This Option is only exercisable with respect to whole Option Shares and not fractions thereof unless the Company otherwise agrees. Accordingly, the Company shall not be required to issue certificates representing fractions of Option Shares upon any exercise of this Option; provided, however, in respect of any final fraction of a share it may, at its sole option, in lieu of delivering a fractional share, make a payment in cash based on the then fair market value of such fraction of the underlying Stock.

10. Violation of Law. In addition to any other restrictions contained in this Option, the Holder may not exercise this Option, in whole or in part at such times and from time to time as, in the reasonable opinion of counsel to the Company, the issuance and sale to Holder of the Option Shares, upon exercise of this Option, is not exempt from the registration provisions of the Act (unless the Option and/or Option Shares, as applicable, have been registered under the
Act), or violates other applicable laws or regulations. The Company shall use reasonable commercial efforts to cure such violation and/or potential violation so as to permit exercise of this Option.

11. Option Certificate and Replacement of Securities. In lieu of an Option Agreement, the Option may be evidenced by an Option Certificate ("Option Certificate") incorporating by reference the terms of this standard Option Agreement and the Plan along with any other terms including, any provisions superceding the standard terms of this Option Agreement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Option Agreement or Option Certificates evidencing ownership of this Option and in the case of any such loss, theft or destruction upon delivery of an indemnity agreement or, if the Holder so elects, a surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of any such Option Certificate, the Company shall forthwith execute and deliver, in lieu thereof, a new Option Agreement or Option Certificate of like tenor.

12. No Rights as Stockholder. No Holder shall, based on [his/her] being a Holder, be entitled to vote or receive dividends or be deemed the holder of Stock or any other security of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Option, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate


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action (whether upon any recapitalization, issue of stock, reclassification of stock, change to or of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Option shall have been exercised and the Option Shares purchasable upon the exercise hereof shall have become deliverable as provided herein, unless specifically set out otherwise in this Option.

13. Nonnegotiability. The Holder of this Option, by accepting the same, consents and agrees with the Company that (a) this Option is not transferable, in whole or in part, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of ERISA, or to certain family members and related persons to the Holder as permitted in the Plan and Section 4 of the Option Agreement, and (b) the Company may deem and treat the person in whose name this Option is registered as the absolute, true and lawful owner for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

14. Modifications. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

15. Notices. Any notice to be given to the Company under the terms hereof shall be addressed to the Company in care of its Secretary at 510 Bering Drive, Suite 500, Houston, Texas 77057 and any notice to the Holder shall be addressed to the Holder's address (including the Holder's e-mail address) as reflected on the records of the Company, or at such other address as the Company, the Holder, and their permitted successors or assigns may hereafter designate in writing to the other. Any such notice shall have been deemed given when actually received or on the third day after it is enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage and registry or certification fee prepaid) in a post office regularly maintained by the United States Government.

16. Forms of Election to Exercise Option. Any Option exercise shall be conducted through Mellon Investor Services ("MIS") and in the manner presecribed by MIS and the Committee The current contact number of MIS for the exercise of Options is 1-877-289-8977. The Committee may from time to time adopt another form or manner for exercise of the Option or appoint a new agent to handle the exercise of Options.

17. Arbitration. Any controversy or claim arising out of or relating to the issuance of this Option, or the issuance or any other matter relating to the Option Shares hereunder, or the actual or alleged breach of this Option, or the rights or duties or obligations of the Company or the Holder hereunder, shall be settled by arbitration conducted in the City of Houston in accordance with and by an arbitrator appointed pursuant to the rules of the American Arbitration Association in effect at the time, and judgment upon the award rendered pursuant thereto may be entered in any court having jurisdiction thereof, and all rights or remedies of the Company, the Holder and their successors to the contrary are hereby expressly waived. The costs in connection with any arbitration proceeding under this Section 17 shall be assessed against the parties in the manner decided by the arbitrator(s).


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18. Tax Withholding. The Holder further agrees that the Company may withhold other cash compensation or amounts due to the Holder in an amount equal to any required withholding amount under federal or state income tax laws owing as a result of this Option and that the Holder will pay to the Company any additional cash, if necessary, to satisfy such withholding requirement. The Company, at its option, may also retain and withhold Stock issued upon the exercise of this Option in an amount necessary to satisfy such withholding requirement.

19. Successors and Assigns. This Option and each provision herein shall be binding upon and applicable to, and shall inure to the benefit of the Company and the Holder, their successors, assigns, heirs and representatives, except as otherwise specifically provided in this Option.

20. Additional Documents on Death of Holder. No transfer of this Option by the Holder by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and a probated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the successor to the Option of the terms and conditions of the Option.

21. Gender, Section References. Pronouns, wherever used herein, and of whatever gender, shall include natural persons, corporations and entities of every kind, the singular shall include the plural wherever and as often as may be appropriate and the plural shall include the singular wherever and as often as may be appropriate. The section, titles and subtitles ("Titles") used in this Option are solely for convenience of references and shall not affect, modify nor limit the provisions of this Option. Any reference to a particular Title in this Option shall be construed as referring to the provisions in the indicated Title within this Option.

22. Severability. If any provision of this Option, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable for any reason, the remainder of this Option, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

23. Governing Laws. This Option shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas, without regard to conflict of law principles thereof.

24. Employment. Nothing within this Option or the Plan shall be construed to impose upon the Company or any Affiliate any obligation to employ or hire or to continue to employ, hire or maintain any other affiliation with the Holder.


DATED effective as of the _____ day of ____________, 200_.

CROWN CASTLE INTERNATIONAL CORP.


By:________________________________

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